EXHIBIT (5)
                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                         Fort Lauderdale, Florida 33301
                                  954-763-1200

                                                             October 30, 1997
Visual Data Corporation
1291 SW 29 Avenue
Pompano Beach, FL  33069

Re: Registration Statement on Form S-8: Visual Data Corporation (the "Company"),248,000 shares of Common Stock

Gentlemen:

This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission (the "Commission") with respect to the registration by the Company and the resale of (i) an aggregate of 200,000 shares of Common Stock, par value $.0001 per share (the "Common Stock") to be issued pursuant to the above Registration Statement and the Company's 1996 Stock Option Plan ("Plan") and (ii) an aggregate of 48,000 shares of Common Stock issued or to be issued pursuant to certain Compensation Agreements as described in the Registration Statement. The shares of Common Stock to be sold consist of 200,000 shares of Common Stock underlying options to be issued pursuant to the Plan and an aggregate of 48,000 shares issued pursuant to certain Compensation Agreements.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Stock Compensation Agreements, the Company's Articles of Incorporation, By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, and certain stock option agreements pursuant thereto, and the Stock Compensation Agreements, as the case may be, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.


                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                    s/s Atlas, Pearlman, Trop & Borkson, P.A.